UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XENETIC BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	45-2952962
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Purchase Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Form S-1; File No. 333-231508 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Xenetic Biosciences, Inc. (the “Registrant”) hereby incorporates by reference the description of its Purchase Warrants to purchase shares of common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities We Are Offering” in the Registrant’s Registration Statement on Form S-1 (File No. 333-231508), as initially filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2019, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

The following have been filed as exhibits to this registration statement and are incorporated herein by reference:

Exhibit No.	Exhibit Description

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1, filed on November 21, 2011).
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company's Current Report on Form 8-K, filed on February 12, 2013).
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company's Current Report on Form 8-K, filed on February 27, 2013).
3.4	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company's Quarterly Report on Form 10-Q, filed on January 10, 2014).
3.5	Certificate of Change Pursuant to NRS 78.209 (Incorporated by reference to Exhibit 3.2 in the Company's Quarterly Report on Form 10-Q, filed on January 10, 2014).
3.6	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company's Current Report on Form 8-K, filed on September 30, 2015).
3.7	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 in the Company's Current Report on Form 8-K, filed on February 27, 2017).
3.8	Form of Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (Incorporated by reference to Exhibit 3.8 in the Company's Registration Statement on Form S-1/A, filed on October 27, 2016).
3.9	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (Incorporated by reference to Exhibit A to the Company’s Information Statement on Schedule 14C filed on May 2, 2017).
3.10	Certificate of Change (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on June 24, 2019).
3.11	Certificate of Amendment (Incorporated by reference to Exhibit 3.2 in the Company’s Current Report on Form 8-K, filed on June 24, 2019).
4.1	Form of Purchase Warrant (incorporated by reference to Exhibit 4.19 to the Company's Registration Statement on Form S-1/A filed on July 12, 2019).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XENETIC BIOSCIENCES, INC

By:	/s/ James Parslow
Name:	James Parslow
Title:	Chief Financial Officer

Date: July 22, 2019